1998 AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

     THIS AGREEMENT is made as of the 30th day of September, 1998, by and among DETECTION SYSTEMS, INC., a corporation formed under the laws of the State of New York with offices at 130 Perinton Parkway, Fairport, New York 14450 ("Detection"), RADIONICS, INC., a corporation formed under the laws of the State of California with offices at 1800 Abbott Street, Salinas, California 93901 ("Radionics"), and FLEET NATIONAL BANK, a national banking association with offices at One East Avenue, Rochester, New York 14638 (as successor to Fleet Bank, "Bank").

     This Agreement amends, clarifies and supersedes in its entirety the Amended and Restated Credit Facility Agreement among the parties to this Agreement dated as of June 24, 1997.

     The parties hereby agree as follows:


ARTICLE 1 - DEFINITIONS

     1.1 The following terms shall have the following meanings unless otherwise expressly stated herein:

          "Affiliate" shall mean any entity which directly or indirectly, or through one or more intermediaries, Controls or is Controlled By or is Under Common Control with the Borrower.

          "Agency" shall mean the County of Monroe Industrial Development Agency, a public benefit corporation formed under the laws of the State of New York.

          "Applicable Base Rate Margin" shall mean the following amounts for the following respective ratios of Funded Debt to EBITDA, calculated for the Borrower and Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

                        Ratio             Margin (Basis Points)
                  3 to 1 or greater               37.5
                  2 to 1 or greater and
                        less than 3 to 1          12.5
                  Less than 2 to 1                 0.0

     The Applicable Base Rate Margin shall be adjusted at the beginning of each three month period commencing either March 1, July 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower's financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

          "Applicable LIBOR Margin" shall mean the following amounts for the following respective ratios of Funded Debt to EBITDA, calculated for the Borrower and Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

                        Ratio             Margin (Basis Points)
                  3 to 1 or greater              155.50
                  2 to 1 or greater and
                        less than 3 to 1         118.75
                  1.75 to 1 or greater and
                        less than 2 to 1          90.00
                  Less than 1.75 to 1             70.00

          The Applicable LIBOR Margin shall be adjusted at the beginning of each three month period commencing either March 1, July 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower's financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

          "Bank" shall mean Fleet National Bank (as successor to Fleet Bank) and its successors, legal representatives, and assigns.

          "Base Rate" shall mean the higher of the Federal Funds Rate plus 100 basis points, or the Prime Rate.

          "Borrower" shall mean Detection and Radionics, collectively and both of them, and their respective successors, legal representatives, and assigns.

          "Break Costs" shall mean an amount equal to the amount (if any) required to compensate the Bank for any additional losses (including without limitation any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Bank to fund or maintain the Obligations prepaid), costs, and expenses (including without limitation penalties) the Bank incurs as a result of or in connection with such prepayment. If by reason of an Event of Default the Bank elects to declare the Obligations to be immediately due and payable, then any Break Costs with respect to the Obligations shall become due and payable in the same manner as though Borrower had exercised a right of prepayment.

          "Business Day" shall mean, in respect of any date that is specified in this Agreement to be subject to adjustment in accordance with the Modified Following Business Day Convention, a day on which commercial banks settle payments in New York or, if the payment obligation is calculated by reference to any LIBOR Rate, London, England.

          "Controls" (including the terms "Controlled By" or "Under Common Control") shall mean but not be limited to the ownership of twenty-five percent(25%)or more of the outstanding shares of capital stock of any corporation having voting power for the election of directors, whether or not at the same time stock of any other class or classes has or might have voting power by reason of the happening of any contingency, or ownership of twenty-five percent (25%) or more of any interest in any partnership, or any other interest by reason of which a controlling influence over the affairs of the entity may be exercised.

          "Current Assets" shall mean all assets treated as current assets in accordance with GAAP.

          "Current Liabilities" shall mean treated as current liabilities in accordance with GAAP, including without limitation all obligations payable on demand or within one year after the applicable measurement date as well as installment, reimbursement, or sinking fund payments payable within one year after the applicable measurement date, but excluding any such liabilities which are renewable or extendable at the option of the obligor to a date more than one year after the applicable measurement date. Current Liabilities shall not include obligations to repurchase Borrower shares pursuant to the Stock Purchase Agreement dated May 7, 1997 between Detection Systems, Inc. and Numerix Corp.

          "Current   Ratio"  shall  mean  Current  Assets  compared  to  Current
     Liabilities.

          "Debt" for any person or entity shall mean (i) indebtedness of such person or entity for borrowed money, (ii) obligations of such person or entity for the deferred purchase price of property or services (except trade payables incurred in the ordinary course of business), (iii) capitalized or capitalizable obligations of such person or entity with respect to leases, (iv) the amount available for drawing under outstanding standby letters of credit issued for the account of such person or entity and the amount of other off-balance sheet obligations or liabilities, each to the extent not otherwise treated separately as Debt, (v) all obligations endorsed (other than for collection in the ordinary course of business) or guaranteed by such person or entity directly or indirectly in any manner including without limitation contingent obligations to purchase, pay or supply funds to any person or entity to assure a creditor against loss,
     (vi) obligations of such person or entity arising under acceptance facilities, or bills, notes, or similar instruments, and (vii) obligations secured by a lien, security interest, or other arrangement for the purpose of security on property owned by such person or entity whether or not the underlying obligations have been assumed by such person or entity. Debt shall not include obligations to repurchase Borrower shares pursuant to the Stock Purchase Agreement dated May 7, 1997 between Detection Systems, Inc. and Numerix Corp.

          "Distributions" shall mean (i) dividends, payments, or distributions of any kind in respect of the capital stock, securities or other equity interests or rights to acquire such equity interests of the applicable entity (except distributions in the form of such stock, equity securities, equity interests, or rights to acquire equity interests or assets of a business being acquired), and (ii) repurchases, redemptions, or acquisitions of capital stock, securities, or other equity interests or rights to acquire such equity interests of the Borrower or any Affilate.

          "Domestic Subsidiaries" shall mean consolidated subsidiaries organized under the laws of the United States of America or any state, territory or instrumentality thereof that are wholly owned by Detection or Radionics. All Domestic Subsidiaries are required to (a) be Guarantors, (b) provide the Bank with security interests in all of their assets unless otherwise agreed by the Bank, and (c) except for intercompany transactions with the Borrower and other Subsidiaries, themselves comply in all respects with the requirements set forth in Section 8.13, and 9.10, and with the same requirements as are imposed upon the Borrower in Article 11 of this Agreement.

          "EBITDA" shall mean, for any period and determined in accordance with GAAP, net operating income (calculated before Interest Expense, taxes, extraordinary and unusual items, and income or loss attributable to equity in Affiliates) plus depreciation and amortization of intangibles less Distributions.

          "Environment" means any water including but not limited to surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.

          "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the regulations, rules, ordinances, bylaws, policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "Environmental  Permits"  means  all  licenses,   permits,  approvals,
     authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use and/or operation of the Improvements and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.

          "Environmental Report" means written reports, if any, prepared for the Bank by an environmental consulting or environmental engineering firm.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall mean the occurrence of any event described in
     Article 12 hereof.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

          "Fee Rate" shall mean the rate used in computing the unused fee and computed as described in Section 2.7 of this Agreement.

          "First Tier Foreign Subsidiary" shall mean a Foreign Subsidiary the stock of which is owned directly by the Borrower or a Domestic Subsidiary.

          "Fixed Charges" shall mean for the applicable period, (i) Interest Expense, (ii) provision for taxes, (iii) capital expenditures not funded by Funded Debt or out of additional paid in capital, and (iv) principal or other payments due with respect to Debt which are Current Liabilities.

          "Foreign Subsidiary" shall mean any Subsidiary formed under the laws of a jurisdiction other than the United States of America or any state, territory or instrumentality thereof.

          "Funded Debt" shall mean all Debt that is not a Current Liability.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

          "Guarantors" shall mean all persons or entities that have jointly and severally guaranteed all of the Obligations in form satisfactory to the Bank, including without limitation, all Domestic Subsidiaries. Unless the Bank and the Borrower otherwise agree in writing, no Foreign Subsidiary shall be a Guarantor.

          "Hazardous Substances" means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et. seq.; Articles 15 and 27 of the New York State Environmental Conservation Law or any other federal, state, or local law, regulation, rule, ordinance, bylaw, policy, guideline, procedure, interpretation, decision, order, or directive, whether existing as of the date hereof, previously enforced or subsequently enacted. "Improvements" shall mean any real property owned or used by the Borrower.

          "Increased Cost" shall mean any additional amounts sufficient to compensate the Bank and any assignee or participant of the Bank for any increased costs of funding or maintaining the Obligations as a result of any law (other than changes in tax laws imposed on the overall net income or similar measure of profitability of the Bank) or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date of this Agreement of any law or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank or the Bank's holding company (or any assignee or participant of the Bank or any of their holding companies), with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, which has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company (or the capital of any assignee or participant of the Bank or any of their holding companies) as a direct consequence of the transactions contemplated by this Agreement and all related documents and agreements, the existence of the Bank's commitments hereunder, or the Obligations to a level below that which the Bank or the Bank's holding company (or any assignee or participant of the Bank or any of their holding companies) would have achieved but for such adoption, change or compliance (taking into consideration the Bank's, assignee's or participant's policies on capital adequacy).

          "Interest Expense" shall mean, for the applicable period, for the Borrower and Subsidiaries determined on a consolidated basis without duplication, all interest paid, capitalized, or accrued, and amortization of debt discount with respect to all Debt less all related interest income during such period and determined after giving effect to the net cost associated with financial arrangements of any kind made to protect against fluctuations in interest rates such as interest rate swap contracts, interest rate cap agreements, and the like.

          "LIBOR" shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in United States Dollars, for a period of time comparable to the applicable LIBOR Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time on the day that is two London Banking Days preceding the first day of the applicable LIBOR Interest Period (the "Interest Setting Date"); provided, however, if the rate described above does not appear on the Telerate System on any applicable Interest Setting Date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in United States Dollars for a the applicable Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time) on the day that is two (2) London Banking Days prior to the beginning of such LIBOR Interest Period. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in United States Dollars for a period of time comparable to the applicable LIBOR Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London Time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Interest Period. The principal London office of each of the four major London banks will be requested to provide a quotation of its United States Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in United States Dollars to leading European banks for a period of time comparable to the applicable LIBOR Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR for the LIBOR Interest Period cannot be determined.

          In the event that LIBOR cannot be determined, or there is any change in any law or application thereof that makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to hold obligations if the rate is determined with reference to the LIBOR (collectively, a "LIBOR End Date"), then borrowings with interest based upon the LIBOR Rate shall not be available after the LIBOR End Date.

          "LIBOR   Interest   Period"  shall  mean  any  particular   one-month,
     three-month, or six-month period during which an applicable LIBOR Rate shall be in effect.

          "LIBOR Rate" shall mean, with respect to any interest rate period, the rate per anum equal to LIBOR, further adjusted to reflect any Increased Cost.

          "Loan Documents" shall mean all notes, instruments, security agreements, assignments, pledges, mortgages, guarantees, and other documents and agreements of any kind or nature related to this Agreement or the Obligations.

          "Modified Following Business Day Convention" shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. Terms, when used in conjunction with the term, "Modified Following Business Day Convention", and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

          "Mortgage" shall mean the mortgage described in Section 5.5 of this Agreement.

          "Mortgage Loan" shall mean the mortgage loan described in Article 3 of this Agreement.

          "Mortgage Loan Note" shall mean the note evidencing the Obligations related to the Mortgage Loan as described in Section 3.2 of this Agreement.

          "Mortgaged Property" shall mean the property and improvements covered by and more specifically described in the Mortgage.

          "Obligations" shall include all of the Borrower's obligations owing to the Bank or any participant or assignee of the Bank, including all obligations related to this Agreement of any kind or nature, arising now or in the future, including without limitation obligations under the Revolving Line Note, the Mortgage Loan Note, and the Term Loan Note.

          "Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

          "Rate Change Date" shall mean the first day of each one-month, three-month, or six-month period for which any LIBOR Rate applies.

          "Release" has the same meaning as given to that term in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

          "Revolving Line" shall mean the revolving line of credit established pursuant to Section 2.1 of this Agreement.

          "Revolving Line Note" shall mean the note evidencing Obligations related to the Revolving Line as described in Section 2.2 of this Agreement.

          "Revolving Line Termination Date" shall mean the date on which the Revolving Line terminates as described in Section 2.5 of this Agreement.

          "Subsidiary" shall mean for any person or entity any corporation or other business organization of which at least a majority of the securities, equity, or other ownership interests having absolute or contingent voting power are directly or indirectly owned by such person or entity.

          "Tangible Assets" shall mean total assets, after deduction of depreciation, depletion, and reserves, but excluding accounts from and other obligations payable by officers and Affiliates and further excluding all assets required to be classified as intangible assets in accordance with GAAP (including without limitation organizational expense, good will, unamortized debt discount, research and development costs, patents, trademarks, copyrights, other intellectual property rights, franchises, and deferred assets).

          "Tangible Net Worth" shall mean Tangible Assets less Total Liabilities as determined by GAAP.

          "Term Loan" shall mean the Term Loan described in Article 3A of this Agreement.

          "Term Loan Note" shall mean the Term Loan Note the note evidencing Obligations related to the Term Loan as described in Section 3A.2 of this Agreement.

          "Total Liabilities" shall mean the sum of all liabilities shown on the balance sheet as of the applicable date of determination, determined in accordance with GAAP.


ARTICLE 2 - REVOLVING LINE

          2.1 Revolving Line. Subject to the terms and conditions of this Agreement, the Bank hereby establishes for the benefit of the Borrower a revolving line of credit in the maximum principal amount of Seventeen Million Dollars ($17,000,000) outstanding at any one time. The proceeds of the Revolving Line shall be used for Borrower's working capital purposes. Subject to the terms of this Agreement, the Borrower (or either of them) may borrow, repay, and reborrow under the Revolving Line so long as the aggregate principal amount outstanding at any time to the Borrower does not exceed $17,000,000. Each borrowing request must be of at least $250,000.

          2.2 Revolving Line Note. The Borrower shall execute, together with this Agreement, a note evidencing Obligations related to the Revolving Line in the form of Exhibit A attached hereto and made a part hereof.

          2.3 Interest Rate and Payments. All outstanding amounts under the Revolving Line, except as specifically provided herein, shall bear interest until paid in full (including without limitation after acceleration, maturity and judgment) at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to the Revolving Line Note shall become effective automatically and without notice at the time of changes in the Base Rate.

          The Borrower, however, at least three Business Days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under the Revolving Line (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

          All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

          2.4 Payments. Payments of all accrued interest under the Revolving Line Note shall be due and payable on the first day of each month.

          All remaining outstanding principal and accrued interest shall be due and payable in full on the Revolving Line Termination Date.

          2.5 Revolving Line Termination. Unless extended in writing by the Bank on terms and conditions then acceptable to the Bank, the Revolving Line will terminate on, the earlier of (i) July 31, 2000, and (ii) the date of an Event of Default.

          2.6 Break Costs. Any payment of any principal outstanding under the Revolving Line Note which principal amount is then bearing interest at a rate based upon the LIBOR Rate shall be accompanied by a payment of all Break Costs unless such payment is on the Rate Change Date applicable to that particular principal amount outstanding.

          2.7 Unused Fee. The Borrower shall pay to the Bank an unused fee computed at the following applicable Fee Rate for the respective applicable ratio of Funded Debt to EBITDA, calculated for the Borrower and Subsidiaries on a consolidated basis and without duplication in accordance with GAAP:

                        Ratio             Fee Rate (Basis Points)
                  3 to 1 or greater              18.87
                  2 to 1 or greater and
                        less than 3 to 1         18.75
                  Less than 2 to 1               12.50


          Each Fee Rate shall be adjusted at the beginning of each three month period commencing either March 1, July 1, September 1, and December 1 respectively, and shall be established for that period based upon the average rolling ratios shown by the Borrower's financial statements for the four fiscal quarters ending on the most recent December 31, March 31, June 30, or September 30 respectively.

          The unused fee shall be computed as follows: $17,000,000, minus the average daily outstanding principal balance of the Revolving Line, times the Fee Rate per annum. At the end of each fiscal quarter, the Bank will bill the Borrower for the unused fee.

          2.8 Letters of Credit. Subject to the terms and conditions of this Agreement, the Bank will make letters of credit available for the account of the Borrower. The aggregate amount available for drawing under all letters of credit outstanding shall reduce, dollar for dollar, the amount then available for advances under the Revolving Line. The letters of credit shall be in form satisfactory to the Bank and the expiration dates thereof shall not be later than the Revolving Line Termination Date.

          The  Borrower  will  pay  the  Bank's   customary   letter  of  credit
     commissions in connection with each letter of credit.

          The Borrower, if requested by the Bank, will execute reimbursement agreements in form satisfactory to the Bank, documenting its Obligations with respect to the Letter of Credit. All drawings under any letter of credit shall be treated as immediate advances under the Revolving Line.

          2.9 Facility Fee. The Borrower shall pay to the Bank a fee equal to US$20,400 on the date hereof in connection with the renewed availability under the Revolving Line.


ARTICLE 3 - MORTGAGE LOAN

          3.1 Mortgage Loan. Subject to the terms and conditions of this Agreement, the Bank shall make a mortgage loan to the Detection in the original principal amount of Three Million Four Hundred Thousand Dollars ($3,400,000). The proceeds of the Mortgage Loan shall be used to repay a portion of "Bridge Loan" Obligations to the Bank as defined in the Credit Facility Agreement among the Bank and the Borrower dated as of February 12, 1996.

          3.2 Mortgage Loan Note. The Obligations relating to the Mortgage Loan outstanding on the date hereof shall be evidenced by a note dated as of the date hereof in the form of Exhibit B attached hereto and made a part hereof.

          3.3 Interest Rate. Outstanding amounts of the Mortgage Loan except as specifically provided herein, shall bear interest until paid in full (including without limitation after acceleration, maturity or judgment) at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to the Mortgage Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

          Detection, however, at least three Business Days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under the Mortgage Loan (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

          All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

          Detection will make arrangements satisfactory to the Bank, such as the purchase of interest rate caps, providing for protection of at least an aggregate of $11,537,500 of Obligations under the Mortgage Loan and the Term Loan from interest rate increases.

          3.4 Payments. Commencing on October 1, 1998, payments of all accrued interest under the Mortgage Loan Note shall be due and payable on the first day of each month. In addition, commencing on October 1, 1998, principal payments of $20,987.65 each shall be due and payable on the first day of each month.

          The Mortgage Loan Note shall be due and payable in full on May 31, 2006.

          3.5 Break Costs. Any payment of any principal outstanding under the Mortgage Loan Note, which principal amount is then bearing interest at a rate based upon the LIBOR Rate, shall be accompanied by a payment of all Break Costs unless such payment is on the Rate Change Date applicable to that particular principal amount outstanding.


ARTICLE 3A - TERM LOAN

          3A.1 Term Loan. Subject to the terms and conditions of this Agreement, the Bank shall make a term loan to the Detection in the principal amount of Fourteen Million Three Hundred Fifty Thousand Dollars ($14,350,000). The proceeds of the Term Loan shall be used to refinance certain outstanding obligations of the Borrower owing to the Bank, and for working capital purposes.

          3A.2 Term Loan Note. The Term Loan shall be evidenced by a note dated the date hereof in the form of Exhibit C attached hereto and made a part hereof.

          3A.3 Interest Rate. Outstanding amounts of the Term Loan except as specifically provided herein, shall bear interest until paid in full (including without limitation after acceleration, maturity or judgment) at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to the Term Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

          Detection, however, at least three Business Days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under the Term Loan (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

          All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

          Detection will make arrangements satisfactory to the Bank, such as the purchase of interest rate caps, providing for protection of at least an aggregate of $11,537,500 of Obligations under the Mortgage Loan and the Term Loan from interest rate increases.

          3A.4 Payments. Commencing on October 1, 1998, payments of all accrued interest under the Term Loan Note shall be due and payable on the first day of each month. In addition, commencing on March 1, 2000, principal payments of $217,424.24 each shall be due and payable on the first day of each month.

      The Term Loan Note shall be due and payable in full on September 30, 2005.

          3A.5 Break Costs. Any payment of any principal outstanding under the Term Loan Note, which principal amount is then bearing interest at a rate based upon the LIBOR Rate, shall be accompanied by a payment of all Break Costs unless such payment is on the Rate Change Date applicable to that particular principal amount outstanding.

          3A.6 Facility Fee. The Borrower shall pay to the Bank a fee equal to US$17,220 on the date hereof in connection with the initial advance of the Term Loan.

ARTICLE 4 - EXPENSES/DEFAULT RATE INCREASES

          4.1 Administrative Expenses. The Borrower shall pay any fees, expenses and disbursements, including reasonable legal fees, of the Bank related to this Agreement, the Obligations, the perfection of any collateral security required hereunder, and the transactions contemplated by this Agreement. Such payments shall be due from time to time upon the Bank giving the Borrower notice of the amount of such expenses.

          4.2 Collection Costs. At the request of the Bank, the Borrower shall promptly pay any expenses, reasonable attorney's fees, costs, or disbursements in connection with administration of the Obligations or collection of any of the Obligations or enforcement of any of the Bank's rights hereunder or under any note, security agreement, reimbursement agreement, guarantee, or other agreement related hereto. This obligation shall survive the payment of any notes executed hereunder. The Bank may apply any payments of any nature received by it first to the payment of Obligations under this Section 4.2, notwithstanding any conflicting provision contained in this Agreement or any other agreement with the Borrower.

          4.3 Default Interest Rate. Upon the failure of the Borrower to comply with any covenant contained in Section 8.1 or Article 10 of this Agreement, the rate of interest on each of the Obligations shall be increased to a rate at all times equal to two percentage points (2%) above the rate of interest which would be in effect absent such failure of compliance, such increased rate to remain in effect through and including the end of the fiscal quarter in which such failure of compliance is remedied. Upon the occurrence of an Event of Default, the provisions of this paragraph shall be superseded by the provisions of the second paragraph of this Section 4.3 which relates to increases in the rate of interest in case of the occurrence of an Event of Default.

          Upon the occurrence of an Event of Default, the rate of interest on each of the Obligations shall be increased to a rate at all times equal to two percentage points (2%) above the rate of interest which would be in effect absent such failure of compliance, such increased rate to remain in effect through and including payment in full of all of the Obligations and cancellation of further commitments to lend under this Agreement, or written waiver of such Event of Default by the Bank.

          4.4 Late Payment Fees. If the entire amount of principal and/or interest is not paid in full under any of the Loan Documents within ten
     (10) days after the same is due, Borrower shall pay to the Bank a late fee equal to two percent (2%) of the required payment.

          4.5 Prepayments Upon Default. If by reason of an Event of Default the Bank elects to declare the Obligations to be immediately due and payable, then any Break Cost or prepayment charge with respect to the Obligations shall become due and payable in the same manner as though the Borrower had exercised a right of prepayment.


ARTICLE 5 - COLLATERAL AND GUARANTEES

          5.1 Security Interests. As collateral for all Obligations, the Borrower shall provide to the Bank, and shall cause each Guarantor to provide to the Bank, a security interest and lien in all their respective assets, including without limitation machinery, equipment, furniture, fixtures, vehicles, accounts, inventory, chattel paper, interests in leases and property under lease, intellectual property and proprietary interests, documents, instruments, and general intangibles. Such security interests shall be first liens on such assets, which shall not be otherwise encumbered except as specified on Schedule 5.1 attached hereto and made a part hereof.

          Detection's assets, Radionics' assets, and the Guarantors' assets located in Tennessee, as well as the security interest of the Bank in such Tennesee assets, shall be limited to the aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000) each, and in each case together with all related interest, costs, expenses, fees, and charges of any kind or nature.

          5.2 Guarantees. Radionics shall provide its unconditional guarantee of the Obligations of Detection related to the Mortgage Loan and the Term Loan. The Borrower shall cause all Subsidiaries other than Foreign Subsidiaries to become Guarantors. The Guarantor guarantees shall contain an agreement that, except for intercompany transactions with the Borrower or other Subsidiaries, such Guarantor shall comply in all respects with the requirements set forth in Section 8.13, and 9.10, and with the same requirements as are imposed upon the Borrower in Article 11 of this Agreement.

          5.3 Stock Pledge. The Borrower shall pledge to the Bank (a) all of Borrower's shares of capital stock of Domestic Subsidiaries, and (b) in the case of each First-Tier Foreign Subsidiary, 65% of the total combined voting power of all classes of stock of such First-Tier Foreign Subsidiary entitled to vote. No stock of any Foreign Subsidiary other than a First Tier Foreign Subsidiary shall be pledged to the Bank.

          5.4 Landlord Waivers. The Borrower shall deliver to the Bank a waiver from each landlord and mortgagee of premises on which the Bank's collateral is located and that is not owned by the Borrower.

          5.5 Mortgage. The Bank shall receive a Mortgage covering the fee and leasehold interests of Detection and the Agency in the facility located at 130 Perinton Parkway, Town of Perinton, New York owned in part by Detection and owned in part by the Agency and leased by the Agency to Detection. The Mortgage shall secure the Mortgage Loan. Unencumbered (except as provided on Schedule 5.1) and marketable title to the Mortgaged Property must be acceptable to the Bank's attorneys. The lien of the Mortgage shall cover all improvements to the Mortgaged Property, ingress and egress thereto, and all easements and licenses necessary or appropriate in connection therewith. The lien of the Mortgage also shall cover all fixtures, equipment, and other personal property installed upon or affixed to the Mortgaged Property including without limitation mechanical equipment.

          5.6 Assignment of Leases. The Agency shall assign as collateral for the Obligations the Lease Agreement made by the Agency to Detection dated as of February 1, 1982 between the Agency and Detection.


ARTICLE 6 - REPRESENTATIONS OF BORROWER

          The Borrower represents and warrants to the Bank as follows:

          6.1 Organization and Power. Detection is duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified to transact business and in good standing in all states in which it is required to qualify or in which failure to qualify could have a material adverse impact on its business. Detection has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform this Agreement and all related documents and instruments, and to consummate the transactions contemplated hereby. Detection has no Subsidiaries or Affiliates except Radionics and those listed on Schedule 6.1.

          Radionics is duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified to transact business and in good standing in all states in which it is required to qualify or in which failure to qualify could have a material adverse impact on its business. Radionics has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform this Agreement and all related documents and instruments, and to consummate the transactions contemplated hereby. Radionics has no Subsidiaries or Affiliates except Detection and those listed on Schedule 6.1.

          Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state or country of its organization, and is duly qualified to transact business and in good standing in all states and countries in which it is required to qualify or in which failure to qualify could have a material adverse impact on its business. Each Subsidiary has full power and authority to own its properties, to carry on its business as now being conducted, to execute, deliver and perform its obligations under this Agreement and all documents and instruments related to this Agreement, and to consummate the transactions contemplated hereby.

          6.2 Proceedings of Borrower. All necessary action on the part of the Borrower, including shareholder approval to the extent required, relating to authorization of the execution and delivery of this Agreement and all related documents and instruments, and the performance of the Obligations of the Borrower hereunder and thereunder has been taken. This Agreement and all related documents and instruments constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally, and equitable principles. The Borrower has no defenses, offsets, claims, or counterclaims with respect to its obligations arising under this Agreement and all related documents and instruments. The execution and delivery by the Borrower of this Agreement and all related documents and agreements, and the performance by the Borrower of its obligations under this Agreement and all related documents and agreements will not violate any provision of law or either of the Borrower's respective Certificates of Incorporation or By-laws or organizational or other documents or agreements. The execution, delivery and performance of this Agreement and all related documents and agreements, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which the Borrower is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties except in favor of the Bank.

          All necessary action on the part of each Subsidiary, including shareholder approval to the extent required, relating to authorization of the execution and delivery of this Agreement and all related documents and instruments, and the performance of the Obligations of each Subsidiary hereunder and thereunder has been taken. All documents and instruments related to this Agreement executed by each Subsidiary respectively constitute legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally, and equitable principles. No Subsidiary has defenses, offsets, claims, or counterclaims with respect to its obligations arising under all documents and instruments related to this Agreement. The execution and delivery by each Subsidiary or all documents and agreements related to this Agreement, and the performance by each Subsidiary of its obligations under this Agreement and all related documents and agreements will not violate any provision of law or any Subsidiary's Certificate of Incorporation or By-laws or organizational or other documents or agreements. The execution, delivery and performance of all documents and agreements related to this Agreement, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any agreement to which any Subsidiary is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties except in favor of the Bank.

          6.3 Capitalization. All of the outstanding shares and other equity interests of both of the Borrowers are duly authorized, validly issued, and fully paid. There is no existing contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the issuance, retirement, redemption, purchase, or repurchase of shares or other equity interests of the Borrower.

          All of the outstanding shares and other equity interests of each Subsidiary are duly authorized, validly issued, and fully paid. There is no existing contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the issuance, retirement, redemption, purchase, or repurchase of shares or other equity interests of any Subsidiary except with respect to Emergency Communications, Inc. pursuant to the Shareholders Agreement dated January 26, 1993, a complete copy of which has been provided to the Bank prior to the date hereof.

          6.4 Litigation. Except as shown on Schedule 6.4, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower (i) that brings into question the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or (ii) that, if adversely determined, would have a material adverse effect on the financial condition or the business of the Borrower.

          There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or, to the knowledge of the Borrower, threatened against or affecting any Subsidiary
     (i) that brings into question the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or (ii) that, if adversely determined, would have a material adverse effect on the financial condition or the business of the Subsidiary.

          6.5 Financial Statements. All financial statements furnished by the Borrower to the Bank are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and fairly present the financial condition of the Borrower and its Subsidiaries, as of the respective dates thereof and the results of their respective operations for the respective periods covered thereby.

          6.6 Adverse Changes. Since the most recent financial statements described in Section 6.5 hereof there has been no material adverse change in the condition, financial or otherwise, of the Borrower or its Subsidiaries, taken as a whole.

          6.7 Taxes. The Borrower has filed or caused to be filed when due all federal tax returns and all state and local tax returns that are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or any assessment received. Detection's tax returns have been audited and tax years closed through and including fiscal 1994. Radionics tax returns have been audited and tax years closed through and including fiscal 1992. Each Subsidiary has filed or caused to be filed when due all federal tax returns and all state and local tax returns that are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or any assessment received. The Borrower's tax returns are not being audited on the date of this Agreement and the Borrower has not been notified of any intention by any taxing authority to conduct such an audit.

          6.8 Properties. The Borrower and each of its Subsidiaries have good and marketable title to all of their properties and assets, including without limitation, the properties and assets reflected in the most recent financial statements referred to in Section 6.5 hereof. The Borrower and each of its Subsidiaries have undisturbed peaceable possession under all leases under which they are operating, none of which contain unusual or burdensome provisions that may materially affect the operations of the Borrower and its Subsidiaries, and all such leases are in full force and effect.

          6.9 Indebtedness. Except as disclosed in the most recent financial statements referred to in Section 6.5 hereof, the Borrower and its Subsidiaries have no outstanding Debt.

          6.10 ERISA. No action, event, or transaction has occurred that could give rise to a lien or encumbrance on the assets of the Borrower or its Subsidiaries as a result of the application of relevant provisions of ERISA, and the Borrower and its Subsidiaries are in material compliance with all requirements of ERISA.

          6.11 Margin Securities. No proceeds of the Obligations have been or will be used for the purpose of purchasing or carrying Margin Securities as defined in Regulation U of the Federal Reserve Board.

          6.12 Compliance With Law. The Borrower and its Subsidiaries are not in violation of any laws, ordinances, governmental rules, requirements, or regulations to which they are subject which violation might materially adversely affect the condition (financial or otherwise) of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries have obtained and are in compliance with all licenses, permits, franchises, and governmental authorizations necessary for the ownership of their properties and the conduct of their business, for which failure to comply could materially adversely affect the condition (financial or otherwise) of Borrower and its Subsidiaries.

          6.13 Patents, Trademarks, and Authorizations. The Borrower and its Subsidiaries own or possess all patents, trademarks, service marks, trade names, copyrights, licenses, authorizations, other intellectual property rights, and all rights with respect to the foregoing, necessary to the conduct of their business as now conducted without any material conflict with the rights of others.

          6.14 Contracts and Agreements. The Borrower and its Subsidiaries are not parties to any contract or agreement that materially adversely affects their business, property, assets, or condition, financial or otherwise, and the Borrower and its Subsidiaries are in compliance in all material respects with all contracts and agreements to which they are a party.

          6.15 Year 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations that could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Borrower reasonably believes that the "Year 2000 Problem" will not have a material adverse effect on the business, operations or financial conditions or prospects of the Borrower and its Subsidiaries.

ARTICLE 7 - CONDITIONS OF LENDING

          The following conditions must be satisfied before the Bank shall have any obligation to make any advance under this Agreement:

          7.1 Representations and Warranties. The representations and warranties of the Borrower contained herein shall be true and correct as of the date of making of each such advance, with the same effect as if made on and as of such date.

          7.2 No Defaults. There shall exist no condition or event that constitutes (or that, with the giving of notice or the passage of time or both, would constitute) an Event of Default under Article 12 hereof at the time each advance is made.

          7.3 Performance. The Borrower shall have performed and complied with all agreements and conditions required to be performed or complied with by it prior to or at the time the advance is made.

          7.4 Opinion of Counsel. The Borrower shall have delivered an opinion of its counsel, dated the date of this Agreement, and upon request supplemental opinions dated the date of the advance, in form and substance reasonably satisfactory to the Bank.

          7.5 Documents to be Delivered. The Borrower shall have delivered to the Bank all security agreements, reimbursement agreements, assignments, guarantees, and any related documents necessary or desirable in connection with the requirements of Article 5 hereof. All notes evidencing the Obligations shall have been delivered to the Bank at the time of the making of the respective loans.

          7.6 Certified Resolutions. Each of the Borrowers and the Guarantors shall have delivered a certificate of its corporate secretary certifying, as of the date of the first advance, resolutions duly adopted by its respective Board of Directors authorizing the execution, delivery and performance of this Agreement, or in the case of Guarantors, its respective guarantee, and all related documents and agreements and the consummation of the transactions contemplated hereby, which resolutions shall remain in full force and effect so long as any of the Obligations are outstanding or any commitment to lend exists under this Agreement.

          7.7 Fees and Taxes. The Borrower shall have paid all filing fees, taxes, and assessments related to the borrowings and the perfection of any interests in collateral security required hereunder.

          7.8 Insurance. The Borrower shall have delivered evidence satisfactory to the Bank of the existence of insurance required hereby.

          7.9 Organizational Documents. The Borrower shall have delivered to the Bank copies of its then-effective Certificate of Incorporation, By-laws, d/b/a certificates, and other organizational documents and instruments, and upon request of the Bank, a written certificate that such documents and instruments have not been changed or amended since the last advance to Borrower pursuant to the terms of this Agreement.

          7.10 Other Documents and Agreements. On or before the date of this Agreement, the Borrower shall have delivered such other documents, instruments, and agreements as the Bank and its legal counsel may require in connection with the transactions contemplated hereby.

          7.11 Certificates of Good Standing. On or before the date of this Agreement the Borrower shall have delivered to the Bank certificates of good standing from appropriate state officials to the effect that the each of the Borrowers and each Domestic Subsidiary that owns a Foreign Subsidiary is in good standing in the state of its formation as well as in all other states in which qualification is necessary for each of the Borrowers and such Domestic Subsidiaries to carry on its business in such states.

          7.12 Appraisal. The Borrower shall have delivered to the Bank prior to the making of the Mortgage Note an appraisal in form satisfactory to the Bank, prepared by appraisers satisfactory to the Bank, showing that the principal amount of the Mortgage Note will not exceed eighty percent (80%) of the fair market value of the Mortgaged Property.

          7.13 Title Insurance. Prior to the making of the Mortgage Loan, the Borrower shall have delivered to the Bank's legal counsel an updated Abstract of Title and shall have delivered title insurance in the face amount of the Mortgage Loan, with all title exceptions being subject to the approval of the Bank's attorneys.

          7.14 Survey. Prior to the making of the Mortgage Loan, the Borrower shall have delivered to the Bank a survey prepared by a registered land surveyor, showing all encroachments or easements across property lines. Those encumbrances not acceptable to the Bank and its counsel must be removed. Said survey is to be approved by, satisfactory to, and certified to the Bank, the Bank's attorneys, and the title insurance company.

          7.15 Real Estate Taxes. Prior to the making of the Mortgage Loan, the Borrower must provide proof of payment of current real estate taxes and assessments related to the Mortgaged Property, or payment of all payments due under any payment-in-lieu-of-tax agreements, if any.

          7.16 Environmental Report. The Borrower shall have provided to the Bank an environmental inspection report covering the Mortgaged Property in form and substance satisfactory to the Bank prepared by engineers satisfactory to the Bank.

ARTICLE 8 - AFFIRMATIVE COVENANTS OF BORROWER

          So long as any Obligations to the Bank shall be outstanding or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower shall:

          8.1 Financial Statements. Furnish to the Bank as soon as available, but in no event later than one hundred twenty (120) days after the end of each of its fiscal years, copies of its annual report containing its annual financial statements audited by and with an unqualified opinion from an independent certified public accountant satisfactory to the Bank. Said financial statements shall be accompanied by (i) copies of its Form 10K for the respective year, (ii) a schedule showing computation of financial covenants, (iii) a copy of any management letter prepared by the Borrower's accountants, and (iv) a certificate of the Chief Financial Officer or the Chief Accounting Officer of the Borrower to the effect that no Event of Default has occurred and no condition exists which with the passage of time or the giving of notice would constitute an Event of Default.

          The Borrower also shall furnish to the Bank copies of its consolidating quarterly financial statements and Form 10Q not more than fifty (50) days after the close of each quarter of its fiscal year. Said statements shall be accompanied by (i) a schedule showing computation of financial covenants, and (ii) a certificate of the Chief Financial Officer or the Chief Accounting Officer of the Borrower to the effect that no Event of Default has occurred and no condition exists which with the passage of time or the giving of notice would constitute an Event of Default.

          The Borrower shall provide to the Bank interim financial statements, if any, prepared by the Borrower's independent accountants.

          8.2 Other Reports and Inspections. Furnish to the Bank an annual budget within 30 days of the commencement of any fiscal year, and such additional information, reports, or financial statements as the Bank may, from time to time, reasonably request.

          The Borrower shall permit any person designated by the Bank to inspect the property, assets, and books of the Borrower at reasonable times and, prior to an Event of Default, upon reasonable notice, and shall discuss its affairs, finances, and accounts at reasonable times with the Bank from time to time as often as may be reasonably requested.

          8.3 Taxes. Pay and discharge all taxes, assessments, levies, and governmental charges upon the Borrower, its income and property, prior to the date on which penalties are attached thereto; provided, however, that the Borrower may in good faith contest any such taxes, assessments, levies, or charges so long as such contest is diligently pursued and no lien or execution exists or is levied against any of Borrower's assets related to the contested items and so long as Borrower maintains all reserves required by GAAP.

          8.4 Insurance. Maintain or cause to be maintained insurance, of kinds and in amounts satisfactory to the Bank, with responsible insurance companies on all of its real and personal properties in such amounts and against such risks as are prudent, including but not limited to, full-risk extended coverage hazard insurance to the full insurable value of real property (co-insurance not being permitted without the prior written consent of the Bank), all-risk coverage for personal property, business interruption or loss of rents coverage, worker's compensation insurance, and comprehensive general liability and products liability insurance. The Borrower also shall maintain flood insurance covering any of its real properties located in flood zones. The Borrower shall provide to the Bank, no less often than annually and upon its request, a detailed list and evidence satisfactory to the Bank of its insurance carriers and coverage and shall obtain such additional insurance as the Bank may reasonably request. Hazard insurance policies for real property shall name the Bank as mortgagee, and for personalty, additional insured and loss payee, as its interests may appear. All policies shall provide for at least thirty (30) days' prior notice of cancellation to the Bank.

          8.5 Existence. Cause to be done all things necessary to preserve and to keep in full force and effect its existence, rights, and franchises and to comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction.

          8.6 Maintenance of Properties. At all times maintain, preserve, protect, and keep its property used or useful in conducting its business, in good repair, working order, and condition and, from time to time, make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times.

          8.7 Material Changes, Judgments. Notify the Bank immediately of any material adverse change in the financial condition of the Borrower and of the filing of any suits, judgments, or liens which, if adversely determined, could have a material adverse effect on the business or financial condition of the Borrower. The Borrower also shall notify the Bank immediately of any change in the name, identity, or organizational structure of the Borrower, or any change in any equity or ownership interest in Radionics, the Guarantors, or any Foreign Subsidiary.

          8.8 ERISA Compliance. Comply in all material respects with the provisions of ERISA and regulations and interpretations related thereto.

          8.9 Franchises/Permits/Laws. Preserve and keep in full force and effect all franchises, permits, licenses, and other authority as are necessary to enable it to conduct its business as being conducted on the date of this Agreement and comply in all material respects with all laws, regulations, and requirements now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction over it.

          8.10 Payments. Make all payments as and when required by this Agreement and the notes and other agreements related hereto or to the Obligations.

          8.11 Deposits/Bank Services. Detection, and to the extent practical, Radionics, shall maintain all of its main depository accounts at the Bank and shall obtain its cash management services from the Bank.

          8.12 Amendments. Give the Bank written notice of an amendment or modification to the Certificate of Incorporation or other governing documents or agreements of either Borrower.

          8.13 Subsidiaries. Cause each Subsidiary to comply in all respects with the same requirements as are imposed upon the Borrower in Sections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, and 8.9 of this Agreement.

ARTICLE 9 - NEGATIVE COVENANTS OF BORROWER

          So long as any Obligations shall be outstanding, or this Agreement shall remain in effect, unless the Bank otherwise consents in writing, the Borrower shall not, directly or indirectly:

          9.1 Debt/Liens. Create, incur, assume, or allow to exist, voluntarily or involuntarily, any Debt, or any security interest, assignment, pledge, lien or other encumbrance for the purpose of collateral of any kind (including the charge upon property purchased under conditional sales or other title retention agreements) upon any of its property or assets, whether now owned or hereafter acquired, or become the general partner in any partnership, excluding only (i) Obligations to and interests held by the Bank, (ii) Debt described in Schedule 9.1 attached hereto and made a part hereof, (iii) encumbrances described in Schedule 5.1, and (iv) obligations and interests to which the Bank consents in writing.

          9.2 Loans and Investments. Make any loan or advance to, or any investment of any kind in, any person, firm, joint venture, corporation or other entity whatsoever, except (i) short-term investments in certificates of deposit of financial institutions and similar investments made in the ordinary course of business, and (ii) to the extent permitted by this Agreement, to or in any Subsidiary, provided however, that aggregate investments and/or capital contributions by the Borrower and its Domestic Subsidiaries in or to the Foreign Subsidiaries (taken as a whole) shall in no event exceed $1,000,000 per year.

          9.3 Mergers, Sales and Acquisitions/Change in Ownership Interests. Enter into any merger or consolidation, or acquire all or substantially all the stock or other ownership interests or assets of any person, firm, joint venture, corporation, or other entity except for acquisition transactions involving the expenditure by the Borrower and its Affiliates of not more than $1,000,000 in total consideration in any one year or in any single transaction; or sell, lease, transfer, or otherwise dispose of any material portion of its assets except in the ordinary course of business.

          The Borrower will not allow any change in the ownership, legal or equitable, of the shareholder or other equity interests in Radionics or in the Subsidiaries except between or among the Borrower and the Domestic Subsidiaries.

          9.4 Amendments. Allow the amendment or modification of either of their Certificates of Incorporation, By-laws, or other governing documents and agreements in any material respect without the prior written consent of the Bank.

          9.5 Compensation. Compensate any person or entity, including without limitation salaries, bonuses, consulting fees, or otherwise, in excess of amounts reasonably related to services rendered to the Borrower.

          9.6 Judgments. Allow to exist any judgments against Borrower in excess of $100,000 which are not fully covered by insurance or for which an appeal or other proceeding for the review thereof shall not have been taken and for which a stay of execution pending such appeal shall not have been obtained.

          9.7 Margin Securities. Allow any proceeds of the Obligations to be used for the purpose of carrying any Margin Securities as defined in Regulation U of the Board of Governors of the Federal Reserve.

          9.8 Tennessee Assets. Allow any of either of their respective assets to be located in the State of Tennessee with a value in excess of the dollar amount limitation of coverage by the respective Borrower's Security Agreements related to Tennessee assets.

          9.9 Negative Pledge. Assign, transfer, pledge or otherwise encumber to or in favor of anyone other than the Bank any property, real, personal or intangible, which the Borrower now or hereafter owns. Borrower will not at any time enter into any agreement with anyone other than the Bank in which the Borrower agrees not to assign, transfer, pledge or otherwise encumber any property, real, personal or intangible, which the Borrower now or hereafter owns.

          9.10 Subsidiaries. Cause each Subsidiary to comply in all respects with the same requirements as are imposed upon the Borrower in Sections 9.1, 9.2, 9.3, 9.5, 9.6, 9.8 and 9.9 of this Agreement.


ARTICLE 10 - FINANCIAL COVENANTS

          The financial covenants set forth in Section 10.1, 10.2, 10.3 and 10.4 shall be determined by calculating such covenant for the Borrower and its Subsidiaries on a consolidated basis and without duplication in accordance with GAAP.

          So long as any Obligations to the Bank shall be outstanding or this Agreement remains in effect, unless the Bank otherwise consents in writing, the Borrower, shall:

          10.1 Minimum Current Ratio. Maintain a minimum Current Ratio of at least 2.0 to 1.0, as shown on each quarterly financial statement provided to the Bank.

          10.2 Minimum Fixed Charge Coverage. Maintain a ratio of (a) EBITDA minus Distributions to (b) Fixed Charges, calculated for the quarter ending on the measurement date plus the fewer of either (i) the last three preceding quarters, or (ii) the number of quarters except the measurement date quarter that have ended after March 31, 1998, as shown on the quarterly financial statements provided to the Bank, of at least 1.5 to 1.0 for the quarter ending June 30, 1998 and thereafter.

          10.3 Maximum Funded Debt Ratio. Maintain a ratio of Funded Debt to EBITDA, calculated for the quarter ending on the measurement date plus the three preceding quarters, not exceeding:

          (a) 2.75 to 1.0 measured commencing September 30, 1998, and on December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999 and
     December 31, 1999

          (b) 2.5 to 1.0 measured on March 31, 2000, June 30, 2000, September 30, 2000, and December 31, 2000,

          (c) 2.25 to 1.0 measured on March 31, 2001, June 30, 2001, September 30, 2001, and December 31, 2001, and

          (d) 2.0 measured on March 31, 2002 and at the end of each quarter thereafter.

          10.4 Minimum Tangible Net Worth. Maintain a minimum Tangible Net Worth equal to at least ninety percent (90%) of the higher of Tangible Net Worth of the Borrower (a) as of the date of this Agreement, and (b) as of December 31, 1997, as shown on each quarterly financial statement provided to the Bank. Such minimum Tangible Net Worth requirement shall be increased in each succeeding fiscal year by an amount equal to seventy-five percent (75%) of net operating income for the prior fiscal year plus one hundred percent (100%) of the net proceeds from any sale of stock or other equity interests in the Borrower.

          10.5 Limitation on Foreign Intercompany Indebtedness. Ensure at all times that aggregate indebtedness of all Foreign Subsidiaries owing to the Borrower and all Domestic Subsidiaries at no time exceeds by more than $29,900,000 the aggregate indebtedness of the Borrower and all Domestic Subsidiaries owing to all Foreign Subsidiaries.

ARTICLE 11 - ENVIRONMENTAL MATTERS; INDEMNIFICATION

          11.1  Environmental  Representations.   The  Borrower  represents  and
     warrants that, to the best of Borrowers's  knowledge and except as shown on
     Schedule 11.1:

          (a) Neither the Improvements nor any property adjacent to the Improvements is being or has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for the storage of petroleum or petroleum based products except in compliance with all Environmental Laws.

          (b) Underground storage tanks are not and have not been located on the Improvements except in compliance with all Environmental Laws.

          (c) The soil, subsoil, bedrock, surface water and groundwater of the Improvements are free of any Hazardous Substances.

          (d) There has been no Release, nor is there the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the Improvements, and Borrower has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any operator, tenant, subtenant, licensee or occupant of the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

          (e) All Environmental Permits relating to the Borrower and the Improvements have been obtained and are in full force and effect.

          (f) No event has occurred with respect to the Improvements which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit.

          (g) There are no agreements, consent orders, decrees, judgments, license or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Improvements which require any change in the present condition of the Improvements or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Improvements.

          (h) There are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, (ii) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to or within the immediate vicinity of the Improvements or (iii) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use,
     operation,   sale,  transfer  or  conveyance  thereof.

          11.2 Environmental Covenants. The Borrower covenants and agrees with the Bank that, so long as this Agreement remains in effect, the Borrower shall:

          (a) Comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to comply with all applicable Environmental Laws and shall obtain and comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Improvements to obtain and comply with, all Environmental Permits.

          (b) Not cause or permit any change to be made in the present or intended use of the Improvements which would (i) violate any applicable Environmental Law, (ii) constitute non-compliance with any Environmental Permit or (iii) materially increase the risk of a Release of any Hazardous Substance.

          (c) Promptly provide Bank with a copy of all notifications which it gives or receives with respect to any past or present Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements or any property adjacent to the Improvements.

          (d) Undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions required by law to contain, remove and clean up all Hazardous Substances that are determined to be present at the Improvements in accordance with all applicable Environmental Laws and all Environmental Permits.

          (e) At all times allow the Bank and its officers, employees, agents, representatives, contractors and subcontractors reasonable access after reasonable prior notice to the Improvements for the purposes of ascertaining site conditions, including, but not limited to, subsurface conditions.

          (f) Deliver promptly to the Bank: (i) copies of any documents received from the United States Environmental Protection Agency, or any state, county or municipal environmental or health agency concerning the Borrower's operations or the Improvements; and (ii) copies of any documents submitted by the Borrower to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations or the Improvements.

          (g) If at any time the Bank obtains any reasonable evidence or information which suggests that a material potential environmental problem may exist at the Improvements, the Bank may require that a full or supplemental environmental inspection and audit report with respect to the Improvements of a scope and level of detail satisfactory to Bank be prepared by an environmental engineer or other qualified person acceptable to the Bank at Borrower's expense. Such audit may include a physical inspection of the Improvements, a visual inspection of any property adjacent to or within the immediate vicinity of the Improvements, personnel interviews and a review of all Environmental Permits. If the Bank requires, such inspection shall also include a records search and/or subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or groundwater. If such audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, Borrower shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions, using methods recommended by the engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities.

          11.3 Indemnity. The Borrower agrees to indemnify, defend, and hold harmless the Bank from and against any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition of any kind whatsoever, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by the Bank (or any other person or entity affiliated with the Bank or representing or acting for the Bank or at the Bank's behest, or with a claim on the Bank or to whom the Bank has liability or responsibility of any sort related to this Section 11.3) relating to, resulting from or arising out of (a) the use of the Improvements for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site, (b) the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements, (c) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release of any Hazardous Substance on, at or from the Improvements,
     (d) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Improvements or the ownership, use, operation, sale, transfer or conveyance thereof, (e) a violation of any applicable Environmental Law,
     (f) non-compliance with any Environmental Permit or (g) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Borrower in this Agreement. Such costs or other liabilities incurred by the Bank or other entity described in this Section 11.3 shall be deemed to include, without limitation, any sums which the Bank deems it necessary or desirable to expend to protect its security interests and liens.

          11.4 No Limitation. The liability of Borrower under this Article 11 shall in no way be limited, abridged, impaired or otherwise affected by (a) any amendment or modification of this Agreement or any other document relating to the Obligations by or for the benefit of Borrower or any subsequent owner of the Improvements except for an amendment or modification which expressly refers to this Article 11, (b) any extensions of time for payment or performance required by this Agreement or any other document relating to the Obligations, (c) the release of Borrower, any guarantor or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any other document relating to the Obligations by operation of law, Bank's voluntary act or otherwise, (d) the invalidity or unenforceability of any of the terms of provisions of this Agreement or any other document relating to the Obligations, (e) any exculpatory provision contained in this Agreement or any other document relating to the Obligations limiting Bank's recourse to property encumbered by any mortgage or to any other security or limiting Bank's rights to a deficiency judgment against Borrower, (f) any applicable statute of limitations, (g) any investigation or inquiry conducted by or on the behalf of Bank or any information which Bank may have or obtain with respect to the environmental or ecological condition of the Improvements, (h) the sale, assignment or foreclosure of any interest in collateral for the Obligations, (i) the sale, transfer or conveyance of all or part of the Improvements, (j) the dissolution and liquidation of Borrower, (k) the death or legal incapacity of any individual, (l) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (m) any other circumstances which might otherwise constitute a legal or equitable release or discharge of Borrower, in whole or in part.

          11.5 Survival. Notwithstanding anything to the contrary contained herein, the Borrower's liability and obligations under Section 11.4 shall survive the discharge, satisfaction or assignment of this Agreement by the Bank and the payment in full of all of the Obligations.

          11.6 Investigations. If the Borrower defaults on any of its Obligations pursuant to this Agreement or any other Loan Document, the Bank or its designee shall have the right, upon reasonable notice to the
     Borrower, to enter upon the Improvements and conduct such tests, investigation and sampling, including but not limited to installation of monitoring wells, as shall be reasonably necessary for the Bank to determine whether any disposal of Hazardous Substances has occurred on, at or near the Improvements. The costs of all such tests, investigations and samplings shall be considered as additional indebtedness secured by all collateral for the Obligations and shall become immediately due and payable without notice and with interest thereon at highest rate then borne by any of the Obligations.

          11.7 No Warranty Regarding Information. The Borrower agrees that the Bank shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. The Borrower further agrees that the Bank has no duty to warn the Borrower or any other person or entity about any actual or potential environmental contamination or other problem that may have become apparent or will become apparent to the Bank.

ARTICLE 12 - DEFAULTS

          12.1 Defaults. The following events (hereinafter called "Events of Default") shall constitute defaults under this Agreement. Such Events of Default shall be without prejudice to the Bank's rights to demand payment in full of Obligations payable on demand, as specified in this Agreement or the notes relating to such Obligations, at any time.

          a. Nonpayment. Failure of the Borrower to make any payment of any type under the terms of the Loan Documents within ten (10) days after the same becomes due and payable.

          b. Performance. Failure of the Borrower or any Subsidiary to observe or perform any other condition, covenant or term of the Loan Documents; provided, however, except with respect to Sections 8.1 and 8.4 and Article 10 of this Agreement, if such failure is susceptible to cure an Event of Default shall not occur unless such failure is not cured within thirty (30) days after the Bank gives the Borrower or the Subsidiary respectively notice of same.

          c. Other Obligations. Failure of the Borrower or any Subsidiary to observe or perform any other condition, covenant, or term of any other agreement with the Bank after any applicable cure or grace period related thereto, or default by the Borrower or any Subsidiary under any agreement involving Debt or any other material agreement with any third person or entity.

          d. Representations. (i) failure of any representation or warranty made by the Borrower or any Guarantor in connection with the execution of the Loan Documents, or any certificate of officers pursuant thereto, to be truthful, accurate or correct in all material respects, or (ii) after fifteen (15) days notice and failure to cure, failure of any representation or warranty made by the Borrower or any Guarantor in connection with the performance of the Loan Documents after the closing date, or any certificate of officers pursuant thereto to be truthful, accurate or correct in all material respects.

          e. Financial Difficulties. Financial difficulties of the Borrower or any Guarantor as evidenced by:

          (i) any admission in writing of inability to pay debts as they become due; or

          (ii) the filing of a voluntary or involuntary petition in bankruptcy, or under any chapters of the Bankruptcy Code, or under any federal or state statute providing for the relief of debtors; or

          (iii) making an assignment for the benefit of creditors; or

          (iv) consenting to the appointment of a trustee or receiver for all or a major part of any of its property; or

          (v) the entry of a court order appointing a receiver or a trustee for all or a major part of its property; or

          (vi) the occurrence of any event, action, or transaction that could give rise to a lien or encumbrance on the assets of the Borrower as a result of application of relevant provisions of ERISA.

          f. Material Change. After ten (10) days notice to the Borrower, any condition by reason of which the Bank reasonably believes the Borrower's ability to timely repay any Obligations to the Bank is impaired, including without limitation by reason of material or reasonably projected material change in Borrower's business or operations, or in any factor affecting Borrower's business or operations, or regarding any other obligation or agreement of Borrower, or in the financial condition of Borrower or its Subsidiaries taken as a whole, or in the collateral for the Borrower's Obligations.

          12.2 Remedies.  If any one or more Events of Default listed in Section
     12.1 (e)(i)-(v) occur, (a) any further commitments or obligations of the Bank shall be deemed to be automatically and without need for further action terminated, and (b) all Obligations of the Borrower to the Bank, automatically and without need for further action, shall become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. If any one or more Events of Default other than those listed in Section 12.1 (e)(i)-(v) occur, the Bank may, at its option, take either or both of the following actions at the same or different times: (a) terminate any further commitments or obligations of the Bank, and (b) declare all Obligations of the Borrower to the Bank, automatically and without need for further action, to be forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.

          In case any such Events of Default shall occur, the Bank shall be entitled to recover judgment against the Borrower for all Obligations of the Borrower to the Bank either before, or after, or during the pendency of any proceedings for the enforcement, of any security interests, mortgages, pledges, or guarantees and, in the event of realization of any funds from any security or guarantee and application thereof to the payment of the Obligations due, the Bank shall be entitled to enforce payment of and recover judgment for all amounts remaining due and unpaid on such Obligations. The Bank shall be entitled to exercise any other legal or equitable right which it may have, and may proceed to protect and enforce its rights by any other appropriate proceedings, including action for the specific performance of any covenant or agreement contained in this Agreement and other agreements held by the Bank.

          After any Event of Default, the Bank may require the Borrower to deliver cash collateral to the Bank, together with agreements related thereto satisfactory to the Bank in its sole discretion, in an amount equal to the aggregate undrawn outstanding amount of all letters of credit issued pursuant to Section 2.8 of this Agreement.

ARTICLE 13 - MISCELLANEOUS

          13.1 Waiver. No delay or failure of the Bank to exercise any right, remedy, power or privilege hereunder shall impair the same or be construed to be a waiver of the same or of any Event of Default or an acquiescence therein. No single or partial exercise of any right, remedy, power or privilege shall preclude other or further exercise thereof by the Bank. All rights, remedies, powers, and privileges herein conferred upon the Bank shall be deemed cumulative and not exclusive of any others available.

          13.2 Survival of Representations. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the execution and delivery of other agreements hereunder.

          13.3 Additional Security/Setoff. The Borrower and Guarantors hereby grant to the Bank a lien, security interest, and right of set off as security for the Obligations upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower or Guarantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. Any and all rights to require Bank to exercise its rights or remedies with respect to any other collateral which secures the Obligations, prior to exercising its right of set off with respect to such deposits, credits, or other property of the Borrower or Guarantors are hereby knowingly, voluntarily, and irrevocably waived.

          13.4 Notices. Any notice or demand upon any party hereto shall be deemed to have been sufficiently given or served for all purposes hereof when delivered in person or by nationally recognized overnight courier with receipt requested, or two Business Days after it is mailed certified mail postage prepaid, return receipt requested, addressed as follows:


            If to Bank:       Fleet National Bank
                                    One East Avenue
                                    Rochester, New York 14638
                                    Attention: Corporate Banking Department
                                               Martin K. Birmingham


            If to Borrower:   Detection Systems, Inc.
                                    130 Perinton Parkway
                                    Fairport, New York 14450
                                    Attention: President

Any party may change, by notice in writing to the other parties, the address to which notices to it shall be sent.

          13.5 Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding among the parties and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement shall not be changed or amended without the written agreement of all parties hereto. This Agreement embodies all commitments to lend between the Bank and the Borrower and supersedes any prior commitments.

          13.6 Parties in Interest. All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the parties and their respective successors and assigns and shall inure to the benefit of and be enforceable by any holder of notes executed hereunder. Upon any transfer of any Obligation or any interest therein the Bank may deliver or otherwise transfer or assign to the holder any collateral or guarantees for the Obligation, which holder shall thereupon have all the rights of the Bank.

          13.7  Business  Days.  All Loan  Documents  shall be  governed  by the
     Modified Following Business Day Convention, but any extension of time shall, in each such case, be included in the computation of any interest or fees.

          13.8 Oral and Telecopy Requests. As a convenience to the Borrower, Borrower hereby authorizes the Bank to rely upon requests made by the Borrower or its employees in writing or by telecopy, and to treat such requests as if they were made in a writing delivered to the Bank. Any advance of funds made by the Bank pursuant to any such request shall be deemed to be authorized by the Borrower unless immediately repaid in full.

          13.9 Severability. In the event that any one or more of the provisions contained in this Agreement or any other agreement, document, or guarantee related hereto shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreement, document, or guarantee.

          13.10 Governing Law. This Agreement and the notes and agreements hereunder, together with all of the rights and obligations of the parties hereto, shall be construed, governed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles.

          13.11 Participations; Assignments. All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the parties and their respective successors and assigns and shall inure to the benefit of and be enforceable by any holder of notes executed hereunder.

          Bank may at any time pledge all or any portion of its rights under the
     Loan   Documents,   including  any  portion  of  any  note  evidencing  the
     Obligations, to any of the twelve (12) Federal Reserve Banks.

          The Bank shall have the unrestricted right at any time or from time to time, and without Borrower's or any Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each an "Assignee"), and Borrower agrees that it shall execute, or cause to be executed, and shall cause each Guarantor to execute, such documents, including without limitation, amendments to this Agreement and to any other Loan Documents, as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments, and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other Loan Documents) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

          The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or Guarantor, to grant to one or more banks or other financial institutions (each a "Participant") participating interests in Bank's obligation to lend hereunder and/or any or all of the Obligations. In the event of any such grant by Bank of a participating interest to Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder.

          The Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

          13.12 Clarification of Prior Agreements. This Agreement clarifies and supersedes the Amended and Restated Credit Agreement dated as of June 24, 1997 between the Bank and the Borrower, and the credit facilities related thereto.

          13.13 Jurisdiction/TRIAL BY JURY. Grantor consents to jurisdiction and service of process in the courts of the State of New York and in the courts of the United States having jurisdiction hereof. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS CONTEMPLATED HEREUNDER.

          13.14 Loss or Mutilation. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction, or mutilation of any note evidencing any Obligation or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such note or other Loan Document, Borrower will issue, in lieu thereof, a replacement note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

          13.15 Usury. All agreements between Borrower,any Guarantor and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

          13.16 Time of Payments. In the event that any payment is due from the Borrower under this Agreement or any note, instrument, agreement, or document related hereto, such payment shall be made in immediately available funds to the Bank at or before 2:00 p.m. on the Business Day on which such payment is due. Payments made after such time shall continue to bear interest until the next succeeding Business Day at the rates otherwise provided in this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                  FLEET NATIONAL BANK

                                  By: /s/Martin K. Birmingham, Vice President


                                  DETECTION SYSTEMS, INC.

                                  By: /s/Frank J. Ryan, Secretary & Treasurer


                                  RADIONICS, INC.

                                  By: /s/Frank J. Ryan, Secretary & Treasurer

                               INDEX TO SCHEDULES

SCHEDULE 5.1      -     Liens and Encumbrances

SCHEDULE 6.1      -     Affiliates and Subsidiaries

SCHEDULE 6.4      -     Litigation

SCHEDULE 9.1      -     Obligations

SCHEDULE 11.1     -     Environmental Matters



                                INDEX TO EXHIBITS


EXHIBIT A         -     Revolving Line Note

EXHIBIT B         -     Mortgage Loan Note

EXHIBIT C         -     Term Loan Note

                                  SCHEDULE 5.1
                             Liens and Encumbrances

                                  SCHEDULE 6.1
                           Affiliates and Subsidiaries

                                  SCHEDULE 6.4
                                   Litigation

                                  SCHEDULE 9.1
                                   Obligations

                                  SCHEDULE 11.1
                              Environmental Matters

                    AMENDED AND RESTATED REVOLVING LINE NOTE

$17,000,000                                                   September 30, 1998

     Unless otherwise expressly provided herein, all capitalized terms in this Amended and Restated Revolving Line Note ("Revolving Line Note") shall have the meanings given to them in the Amended and Restated Credit Facility Agreement dated as of September 30, 1998, between the undersigned ("Borrower") and Fleet National Bank (as successor to Fleet Bank, "Bank"), as the same may be amended, extended, replaced, or modified from time to time (the "Credit Agreement").

     This Revolving Line Note amends, replaces, and restates in its entirety the Revolving Line Note dated as of May 31, 1996, as amended and restated by the Amended and Restated Revolving Line Note dated February 18, 1997, as amended and restated by the Amended and Restated Revolving Line Note dated June 24, 1997, given by the Borrower in favor of the Bank.


     FOR VALUE RECEIVED, the Borrower, jointly and severally, hereby promises to pay to the order of the Bank, at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of Seventeen Million Dollars ($17,000,000), or if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower. Bank shall maintain a record of amounts of principal and interest payable by Borrower from time to time, and the records of Bank maintained in the ordinary course of business shall be prima facie evidence of the existence and amounts of the Borrower's obligations recorded therein. In addition, Bank may mail or deliver periodic statements to Borrower indicating the date and amount of each advance hereunder (but any failure to do so shall not relieve Borrower of the obligation to repay any advance). Unless Borrower questions the accuracy of an entry on any periodic statement within fifteen business days after such mailing or delivery by Bank, Borrower shall be deemed to have accepted and be obligated by the terms of each such periodic statement as accurately representing the advances hereunder. In the event of transfer of this Revolving Line Note, or if the Bank shall otherwise deem it appropriate, Borrower hereby authorizes Bank to endorse on this Revolving Line Note the amount of advances and payments to reflect the principal balance outstanding from time to time. Bank is hereby authorized to honor borrowing and other requests received from purported representatives of Borrower orally, by telecopy, in writing, or otherwise. Oral requests shall be conclusively presumed to have been made by an authorized person and Bank's crediting of Borrower's account with the amount requested shall conclusively establish Borrower's obligation to repay the amount advanced.

     Interest. All outstanding amounts under this Revolving Line Note shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to this Revolving Line Note shall become effective automatically and without notice at the time of changes in the Base Rate.

     The Borrower, however, at least three business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under this Revolving Line Note (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

     Interest shall be calculated based on actual days elapsed divided by a year of 360 days. Interest shall continue to accrue after maturity, including after acceleration and judgment, at the rate required by this Revolving Line Note until this Revolving Line Note is paid in full. The rate of interest on this Revolving Line Note may be increased under the circumstances provided in the Credit Agreement. The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.

     Payments. Payments of all accrued interest under this Revolving Line Note shall be due and payable on the first day of each month.

     All remaining outstanding principal and accrued interest shall be due and payable in full on the Revolving Line Termination Date.

     All payments shall be in lawful money of the United States in immediately available funds. Unless canceled in writing by Borrower, Borrower authorizes
Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Borrower of the obligation to assure that payments are made when due.

     Late Charge. This Revolving Line Note is subject to the late charges provided in the Credit Agreement.

     Maximum Rate. All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it the intent of Borrower and Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any other documents between the Borrower and the Bank at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

     Prepayment. This Revolving Line Note is freely prepayable in whole or in part at any time, subject to payment of Break Costs, if any, as provided in the Credit Agreement.

     Holidays. If this Revolving Line Note or any payment hereunder becomes due on a day not a Business Day, the due date of this Revolving Line Note or payment shall be extended to the next succeeding Business Day, but any interest or fees shall be calculated based upon the actual time of payment.

     Events of Default. At Bank's option, this Revolving Line Note shall become immediately due and payable in full, without further presentment, protest, notice, or demand, upon the happening of any Event of Default.

     Modification of Terms. The terms of this Revolving Line Note cannot be changed, nor may this Revolving Line Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Revolving Line Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Revolving Line Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

     Collection Costs. Borrower on demand shall pay all expenses of Bank, including without limitation reasonable attorneys' fees, in connection with enforcement and collection of this Revolving Line Note.

     Miscellaneous. To the fullest extent permissible by law, Borrower waives presentment, demand for payment, protest, notice of nonpayment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving Line Note. Borrower consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Borrower's obligations under this Revolving Line Note which shall be unconditional.

     Laws. Borrower agrees that this Revolving Line Note shall be governed by the laws of the State of New York.


                                  DETECTION SYSTEMS, INC.

                                  By: /s/Frank J. Ryan, Secretary & Treasurer


                                  RADIONICS, INC.

                                  By: /s/Frank J. Ryan, Secretary & Treasurer

                                    EXHIBIT B

                     AMENDED AND RESTATED MORTGAGE LOAN NOTE


$[3,400,000 - to be updated with current balance]             September 30, 1998


     Unless otherwise expressly provided herein, all capitalized terms in this Mortgage Loan Note shall have the meanings given to them in the Amended and Restated Credit Facility Agreement dated as of September 30, 1998 between the undersigned ("Detection"), Radionics, Inc. and Fleet National Bank (as successor to Fleet Bank, "Bank"), as the same may be amended, extended, replaced, or modified from time to time (the "Credit Agreement").

     This Amended and Restated Mortgage Loan Note evidences the same obligations as evidenced by, and amends and restates in its entirety, the Mortgage Loan Note dated May 31, 1996 in the original principal amount of $3,400,000 given by the Borrower to the Bank, as amended and restated by the Amended and Restated
Mortgage Loan Note dated June 24, 1997 in the original principal amount of $3,400,000, given by the Borrower to the Bank.

     FOR VALUE RECEIVED, Detection hereby promises to pay to the order of the Bank, at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of [Three Million Four Hundred Thousand Dollars ($3,400,000)].

     Interest. Outstanding principal amounts under this Mortgage Loan Note shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to this Mortgage Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

     Detection, however, at least two business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under this Mortgage Loan Note (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

     Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

     Interest shall continue to accrue after maturity at the rate required by this Mortgage Loan Note until this Mortgage Loan Note is paid in full. The rate of interest on this Mortgage Loan Note may be increased under the circumstances provided in the Credit Agreement. The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.

     Payments. Payments of all accrued interest under this Mortgage Loan Note shall be due and payable on the first day of each month. In addition, commencing on October 1, 1998, principal payments of $20,987.65 each shall be due and payable on the first day of each month.

     All Obligations under and related to this Mortgage Loan Note shall be due and payable in full on May 31, 2006.

     All payments shall be in lawful money of the United States in immediately available funds. Unless canceled in writing by Detection, Detection authorizes Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Detection of the obligation to assure that payments are made when due.

     Late Charge. This Mortgage Loan Note is subject to the late charges provided in the Credit Agreement.

     Maximum Rate. All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it the intent of Borrower and Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any other documents between the Borrower and the Bank at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

     Prepayment. This Mortgage Loan Note is freely prepayable in whole or in part at any time, subject to payment of Break Costs, if any, as provided in the Credit Agreement.

     Holidays. If this Mortgage Loan Note or any payment hereunder becomes due on a Saturday, Sunday or other holiday on which the Bank is authorized to close, the due date of this Mortgage Loan Note or payment shall be extended to the next succeeding business day, but any interest or fees shall be calculated based upon the actual time of payment.

     Events of Default. At Bank's option, this Mortgage Loan Note shall become immediately due and payable in full upon the happening of any Event of Default.

     Modification of Terms. The terms of this Mortgage Loan Note cannot be changed, nor may this Mortgage Loan Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Mortgage Loan Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Mortgage Loan Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

     Collection Costs. Detection on demand shall pay all expenses of Bank, including without limitation reasonable attorneys' fees, in connection with enforcement and collection of this Mortgage Loan Note.

     Miscellaneous. To the fullest extent permissible by law, Detection waives presentment, demand for payment, protest, notice of non-payment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Mortgage Loan Note. Detection consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Detection's obligations under this Mortgage Loan Note which shall be unconditional.

     Laws. Detection agrees that this Mortgage Loan Note shall be governed by the laws of the State of New York.


                            DETECTION SYSTEMS, INC.

                            By: /s/Frank J. Ryan, Secretary & Treasurer

                       AMENDED AND RESTATED TERM LOAN NOTE


$14,350,000                                                   September 30, 1998


     Unless otherwise expressly provided herein, all capitalized terms in this Term Loan Note shall have the meanings given to them in the Amended and Restated Credit Facility Agreement dated as of September 30, 1998 between the undersigned ("Detection"), Radionics, Inc. and Fleet National Bank (as successor to Fleet Bank, "Bank"), as the same may be amended, extended, replaced, or modified from time to time (the "Credit Agreement").

     This Amended and Restated Term Loan Note, in part, evidences the same obligations as evidenced by, and amends and restates in its entirety, the Term Loan Note dated May 31, 1996 in the original principal amount of $14,350,000 given by the Borrower to the Bank, as amended and restated by the Amended and Restated Term Loan Note dated June 24, 1997 given by the Borrower to the Bank.

     FOR VALUE RECEIVED, Detection hereby promises to pay to the order of the Bank, at any of its banking offices, or at such other places as Bank may specify in writing to Borrower, the principal sum of Fourteen Million Three Hundred Fifty Thousand Dollars ($14,350,000).

     Interest. Outstanding principal amounts under this Term Loan Note shall bear interest until paid in full at the Base Rate plus the Applicable Base Rate Margin. Changes in the rate of interest applicable to this Term Loan Note shall become effective automatically and without notice at the time of changes in the Base Rate.

     Detection, however, at least two business days prior to each Rate Change Date may notify the Bank of its election to have a portion of the outstanding principal amount under this Term Loan Note (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

     Interest shall be calculated based on actual days elapsed divided by a year of 360 days.

     Interest shall continue to accrue after maturity at the rate required by this Term Loan Note until this Term Loan Note is paid in full. The rate of interest on this Term Loan Note may be increased under the circumstances provided in the Credit Agreement. The right of Bank to receive such increased rate of interest shall not constitute a waiver of any other right or remedy of Bank.

     Payments. Payments of all accrued interest under this Term Loan Note shall be due and payable on the first day of each month. In addition, commencing on March 1, 2000, principal payments of $217,424.24 each shall be due and payable on the first day of each month.

     All Obligations under and related to this Term Loan Note shall be due and payable in full on September 30, 2005.

     All payments shall be in lawful money of the United States in immediately available funds. Unless canceled in writing by Detection, Detection authorizes Bank to debit its accounts at Bank to make payments due hereunder, but such authority shall not relieve Detection of the obligation to assure that payments are made when due.

     Late Charge. This Term Loan Note is subject to the late charges provided in the Credit Agreement.

     Maximum Rate. All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it the intent of Borrower and Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any other documents between the Borrower and the Bank at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

     Prepayment. This Term Loan Note is freely prepayable in whole or in part at any time, subject to payment of Break Costs, if any, as provided in the Credit Agreement.

     Holidays. If this Term Loan Note or any payment hereunder becomes due on a Saturday, Sunday or other holiday on which the Bank is authorized to close, the due date of this Term Loan Note or payment shall be extended to the next succeeding business day, but any interest or fees shall be calculated based upon the actual time of payment.

     Events of Default. At Bank's option, this Term Loan Note shall become immediately due and payable in full upon the happening of any Event of Default.

     Modification of Terms. The terms of this Term Loan Note cannot be changed, nor may this Term Loan Note be discharged in whole or in part, except by a writing executed by Bank. In the event that Bank demands or accepts partial payments of this Term Loan Note, such demand or acceptance shall not be deemed to constitute a waiver of the right to demand the entire unpaid balance of this Term Loan Note at any time in accordance with the terms hereof. Any delay or omission by Bank in exercising any rights hereunder shall not operate as a waiver of such rights.

     Collection Costs. Detection on demand shall pay all expenses of Bank, including without limitation reasonable attorneys' fees, in connection with enforcement and collection of this Term Loan Note.

     Miscellaneous. To the fullest extent permissible by law, Detection waives presentment, demand for payment, protest, notice of non-payment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default, or enforcement of this Term Loan Note. Detection consents to extensions, postponements, indulgences, amendments to notes and agreements, substitutions or releases of collateral, and substitutions or releases of other parties primarily or secondarily liable herefor, and agrees that none of the same shall affect Detection's obligations under this Term Loan Note which shall be unconditional.

     Laws. Detection agrees that this Term Loan Note shall be governed by the laws of the State of New York.


                                 DETECTION SYSTEMS, INC.

                                 By: /s/Frank J. Ryan, Secretary & Treasurer